CUSIP NO. 74727D306/74727D207	13D	Page 1 2 of 12 Pages

Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Report on Schedule 13D (including amendments thereto) with respect to the common stock of QAD Inc., and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such Report. Each party to this agreement agrees that this joint filing agreement may be signed in any number of counterparts.

In evidence whereof, the undersigned have executed this Joint Filing Agreement on this 23th day of July, 2015.

/S/ KARL F. LOPKER
Karl F. Lopker

/S/ PAMELA M. LOPKER
Pamela M. Lopker

The Lopker Living Trust dated November 18, 2013

By: /s/ KARL F. LOPKER
Karl F. Lopker, Trustee

Lopker Family Foundation

By: /s/ KARL F. LOPKER
Karl F. Lopker, President

Lopker Family 1997 Charitable Remainder Trust

By: /s/ KARL F. LOPKER
Karl F. Lopker, Trustee